UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2015

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35986	26-1870780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150 Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 862-4840

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, each of Tim M. Mayleben, the Chief Executive Officer of Esperion Therapeutics, Inc. (the “Company”) and Narendra Lalwani, the Company’s Chief Operating Officer and Executive Vice President for Research and Development, entered into new employment agreements with the Company.

Pursuant to his employment agreement, Mr. Mayleben is entitled to an annual base salary of $480,000 and a discretionary annual bonus as determined in the sole discretion of the Company’s board of directors or compensation committee. Pursuant to the employment agreement, in the event that Mr. Mayleben’s employment is terminated by the Company without “cause”, or Mr. Mayleben resigns his employment for “good reason” (each as defined in the employment agreement), Mr. Mayleben would be entitled to receive severance in an amount equal to his then-annual base salary, payable in twelve monthly installments, and certain health insurance benefits. In the event that such termination without cause or resignation for good reason occurs within a twelve-month period following a sale event (as defined in the employment agreement), Mr. Mayleben will be entitled to receive severance in an amount equal to one and a half times his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and certain health insurance benefits and all then unvested stock options and other stock-based awards held by Mr. Mayleben, if any, will immediately accelerate and become fully exercisable or nonforfeitable. As provided in the Company’s existing Amended and Restated 2013 Stock Equity Incentive Plan (the “2013 Plan”), all stock options and other stock-based awards issued under 2013 Plan held by Mr. Mayleben, if any, will immediately accelerate and become fully exercisable or nonforfeitable as of a sale event (as defined in the 2013 Plan).

Pursuant to his employment agreement, Dr. Lalwani’s is entitled to an annual base salary of $370,000 and a discretionary annual bonus as determined in the sole discretion of the Company’s board of directors or compensation committee. Pursuant to the employment agreement, in the event that Mr. Lalwani’s employment is terminated by the Company without “cause”, (as defined in the employment agreement) Dr. Lalwani would be entitled to receive severance in an amount equal to nine months of his then-annual base salary, payable in nine monthly installments, and certain health insurance benefits. In the event that such termination without cause or resignation for “good reason” occurs within a twelve-month period following a “sale event” (each as defined in the employment agreement), Dr. Lalwani will be entitled to receive severance in an amount equal to his then-annual base salary, plus his target bonus, payable in lump sum within 60 days after the date of termination, and certain health insurance benefits, and all stock options and other stock-based awards held by Dr. Lalwani, if any (including following the acceleration of all awards outstanding under the 2013 Plan in connection with such sale event pursuant to the terms of the 2013 Plan), will immediately accelerate and become fully exercisable or nonforfeitable.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Additionally, on May 14, 2015, the Company amended its non-employee director compensation policy to provide that each non-employee member of the Board of Directors of the Company shall receive an annual equity grant of an option to purchase 8,000 shares of common stock of the Company, up from than 5,000 shares of common stock, with an exercise price equal to the fair market of the Company’s common stock on the date of such grant.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The “Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2015. As of March 16, 2015, the record date for the Annual Meeting, there were 20,437,313 outstanding shares of the Company’s common stock. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 1, 2015: (i) to elect Antonio M. Gotto Jr., M.D., D.Phil., Gilbert S. Omenn, M.D., Ph.D., and Nicole Vitullo as Class II directors of the Company to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2018 and until their successors have been elected and qualified (“Proposal 1”), (ii) to approve the amendment and restatement of the Company’s 2013 Stock Option and Incentive Plan (“Proposal 2”), and (iii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 3”).

The Company’s stockholders approved the Class II director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for Class II directors as follows:

Class I Director Nominee	For	Against	Abstain	Broker Non-Votes
Antonio M. Gotto Jr., M.D., D.Phil.	13,849,094	430,028	4,178	3,695,816
Gilbert S. Omenn, M.D., Ph.D.	14,246,910	32,212	4,178	3,695,816
Nicole Vitullo	13,579,489	699,702	4,109	3,695,816

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
8,501,459	5,768,639	13,202	3,695,816

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
17,905,451	19,280	54,385

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated May 14, 2015, between the Registrant and Tim M. Mayleben.
10.2	Employment Agreement, dated May 14, 2015, between the Registrant and Narendra D. Lalwani.

*      *       *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015	Esperion Therapeutics, Inc.

	By:	/s/ Tim M. Mayleben
Tim M. Mayleben
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated May 14, 2015, between the Registrant and Tim M. Mayleben.

10.2	Employment Agreement, dated May 14, 2015, between the Registrant and Narendra D. Lalwani.